UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2008

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KRISPY KREME DOUGHNUTS, INC.
(Exact name of registrant as specified in its charter)

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North Carolina	001-16485	56-2169715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Knollwood Street, Winston-Salem, North Carolina 27103
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 725-2981

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in a Current Report on Form 8-K filed by Krispy Kreme Doughnuts, Inc. (the “Company”) on January 7, 2008, James H. Morgan, who has served as Chairman of the Company’s Board of Directors since January 2005, was elected as the Company’s President and Chief Executive Officer.

On February 27, 2008, Mr. Morgan entered into an Employment Agreement (the “Employment Agreement”) with the Company and Krispy Kreme Doughnut Corporation, a wholly owned subsidiary of the Company (“KKDC” and together with the Company, the “Companies”).  The Employment Agreement, which governs the service provided by Mr. Morgan as President and Chief Executive Officer that began on January 6, 2008, terminates on January 6, 2011, but will be extended for successive one-year periods unless any party elects not to extend.  The Employment Agreement also provides that Mr. Morgan shall continue to serve as Chairman of the Board of Directors of the Company for as long as the Board desires.  During the term of the Employment Agreement, Mr. Morgan will receive an annual salary of $650,000 (subject to increase at the discretion of the Compensation Committee) and will be eligible to receive an annual bonus based on performance goals set by the Compensation Committee.  Mr. Morgan’s annual target bonus will be equal to 70% of his base salary.  Mr. Morgan will not receive a bonus for the Company’s fiscal year ended February 3, 2008.  Mr. Morgan may elect to receive bonus amounts that may become payable for any future fiscal year in equity instead of cash.  Mr. Morgan has been granted options to purchase 500,000 shares of the Company’s common stock at an exercise price of $2.89 per share, the closing price of the common stock on February 27, 2008, of which options to purchase 125,000 shares of common stock become exercisable on July 6, 2008, with the remaining options vesting thereafter in eighteen nearly equal monthly installments through January 6, 2010.  Mr. Morgan will be entitled to participate in all employee benefit, perquisite and fringe benefit plans and arrangements made available by the Company and its subsidiaries to their executives and key management employees upon the terms and subject to the conditions set forth in the applicable plan or arrangement and will receive an executive allowance of $2,000 per month.  The base salary and any other compensation are in lieu of any compensation Mr. Morgan would otherwise receive as a member of the Board of Directors.  The Companies will reimburse Mr. Morgan for expenses reasonably incurred in connection with his relocation to Winston-Salem, North Carolina, incurred within one year following January 6, 2008.  In addition, Mr. Morgan’s temporary housing expenses will be paid by the Companies through the earlier of July 6, 2008 and the day on which Mr. Morgan purchases a house in the Winston-Salem area.  Mr. Morgan will also receive a gross-up for income and payroll taxes related to such reimbursements and payments.  The Employment Agreement is filed herewith as Exhibit 10.1 and is incorporated into this Item 5.02(e) by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.  The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Employment Agreement, dated as of February 27, 2008, among Krispy Kreme Doughnuts, Inc., Krispy Kreme Doughnut Corporation and James H. Morgan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KRISPY KREME DOUGHNUTS, INC.

Dated: March 5, 2008
By: /s/ Douglas R. Muir

Douglas R. Muir
Chief Financial Officer